Exhibit 10.25

RESTRICTED DEFERRED STOCK UNIT AWARD AGREEMENT

UNDER THE ANIKA THERAPEUTICS, INC.
2003 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
Number of RSUs Granted:
Grant Date:

1.                                       Award.  Pursuant to the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Anika Therapeutics, Inc. (the “Company”) hereby grants to the Grantee named above the number of restricted Deferred Stock Units (“RSUs”) specified above.  This Award represents a promise to pay out to the Grantee at a future date, subject to the restrictions and conditions set forth herein and in the Plan, a number of shares of common stock, par value $0.01 per share (the “Stock”) of the Company equal to the number of vested RSUs.

2.                                       Restrictions and Conditions.

(a)                                  The RSUs are subject to restrictions as set forth herein and in the Plan.

(b)                                 The RSUs granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

3.                                       Vesting of RSUs.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a Director of the Company on such date.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of RSUs specified as vested on such date.

Number of
RSUs Vested	Vesting Date

(33.33%)
(66.66%)
(100%)

Subsequent to such vesting date or dates, the RSUs with respect to which all restrictions and conditions have lapsed shall no longer be deemed restricted and shall be considered vested.  Notwithstanding the foregoing, all RSUs shall vest and all restrictions with respect to such RSUs shall lapse upon the earliest of Grantee’s death, disability, retirement or the termination of his service as a Director, provided that, in each case, the Board has not determined that the Grantee is a Director not in good standing as of such date.  Except as set forth in the immediately preceding sentence of this Paragraph 3 or Paragraph 6 of this Agreement, if the Grantee ceases to be a Director prior to vesting of the RSUs granted herein, all unvested RSUs shall immediately and automatically be forfeited and returned to the Company.

4.                                       Timing and Form of Payout.  Except as provided in Paragraph 6 below, the vested RSUs will be paid out in full in the form of shares of Stock immediately following (but in no event later than 30 days following) the date such RSUs vest pursuant to Paragraph 3 above.

5.                                       Restrictions on Rights as a Stockholder.  Until such time as the vested RSUs are paid out in shares of Stock and the Grantee becomes a record holder of those shares of Stock following their actual issuance pursuant to Paragraph 4 of this Agreement, the Grantee shall have no rights as a stockholder of the Company, provided, however, that the Grantee may be credited with Dividend Equivalent Rights in accordance with Paragraph 7 below.

6.                                       Change of Control.  Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control of the Company prior to the payout of shares of Stock pursuant to Paragraph 4, all unvested RSUs held by the Grantee not yet paid out shall be immediately vested and paid out to the Grantee in the form of shares of Stock immediately prior to the occurrence of such Change of Control, provided that, the Board has not determined that the Grantee is a Director not in good standing as of the effective date of such Change of Control.

7.                                       Dividend Equivalent Rights.

(a)                                  If on any date the Company shall pay any cash dividend on shares of Stock of the Company, the number of RSUs granted hereunder to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional RSUs to be granted to the Grantee on such dividend payment date;

X = the aggregate number of RSUs granted to the Grantee that remain unvested as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value (as defined under the Plan) per share of Stock on the dividend payment date.

(b)                                 In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, to the extent not adjusted for pursuant to the Plan, the number of RSUs granted to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of RSUs that have been granted to the Grantee and remain unvested through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as a dividend on one share of Stock.

(c)                                  Any additional RSUs so granted pursuant to this Paragraph 7 shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the RSUs granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such RSUs are so forfeited.

8.                                       Beneficiary Designation.  The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

9.                                       Continuation of Service as Director.  This Agreement shall not confer upon the Grantee any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Grantee’s service at any time.

10.                                 Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

11.                                 Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

12.                                 Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

ANIKA THERAPEUTICS, INC.

By:
Title

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address: